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                                                                     EXHIBIT 1.1


                              MCKESSON CORPORATION

                             Underwriting Agreement

                                                                January 24, 2002




To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

        McKesson Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee"). If the firm or firms listed in
Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file numbers of which are set forth in Schedule I hereto) on Form S-3, relating to, among other things, certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement") together with the prospectus covering the Shelf Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462

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Registration Statement. Any reference in this Agreement to the Registration
Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

        The Company hereby agrees with the Underwriters as follows:

        1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase prices set forth in
Schedule I hereto plus accrued interest, if any, from the date specified in
Schedule I hereto to the date of payment and delivery.

        2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

        3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in the city of New York. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

        Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the "Global Note") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of the Trustee at The Bank of New York, 20 Broad Street, Lower Level, New York, New York 10005, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

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        4. The Company represents and warrants to each Underwriter that:

                (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a

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        consistent basis (except as otherwise noted therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

                (d) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the State of California; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                (e) McKesson Medical-Surgical Inc., a Virginia corporation, is the Company's sole significant subsidiary, as defined by Rule 1-02(w) of Regulation S-X under the Securities Act (the "Significant Subsidiary"), and has been duly incorporated, is existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                (f) this Agreement has been duly authorized, executed and delivered by the Company;

                (g) the Securities have been duly authorized by the Company and, when duly executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Underwriters as described in the Prospectus, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution may be limited by applicable law;

                (h) the Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution may be

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        limited by applicable law; and the Indenture has been qualified under the Trust Indenture Act;

                (i) the execution and delivery by the Company of this Agreement, the Indenture and the Securities (collectively, the "Operative Instruments"), and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities,
        (A) will not violate or conflict with or result in any contravention of any provision of the General Corporation Law of the State of Delaware (the "DGCL"), or (B) conflict with the charter or by-laws of the Company, or (C) constitute a violation of, or a breach or default under the laws of any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (D) violate or conflict with, or result in any contravention of, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except for a violation, conflict or contravention which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of, the Company and its subsidiaries taken as a whole, (E) do not and will not result in the imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties is bound, except for any liens, charges or encumbrances which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of, the Company and its subsidiaries taken as a whole, and (F) do not require any consent, approval, authorization or order of, or qualification with, any governmental body or agency, except such as may be required by the securities or Blue Sky laws of the various states, the Securities Act, the Exchange Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered;

                (j) there are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) which are required to be described in the documents incorporated by reference in the Registration Statement or Prospectus and are not so described or
        (ii) which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or in the power or ability of the Company to perform its obligations under the Operative Instruments or to consummate any of the transactions contemplated by the Prospectus or the Operative Instruments; provided, however, that the Company makes no representation or warranty or comment with respect to the "Accounting Litigation" described under the caption "Legal Proceedings" in the Prospectus other than as set forth in the last paragraph under "Financial Review - Legal Proceedings - Accounting Litigation" in the Prospectus. There are no contracts or other documents that are required to be described in the documents incorporated by reference in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

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                (k) the Company is not and, after giving effect to the issuance of the Securities and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                (l) Deloitte & Touche LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder;

                (m) each of the Company and its subsidiaries owns, possesses or has the right to use the material intellectual property employed by it in connection with the business conducted by it as of the date hereof, except as otherwise described in the Prospectus;

                (n) each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits (collectively, "Permits") of and from, and has made all declarations and filings with, all federal, state, provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                (o) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or regulated wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
        (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                (p) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as otherwise disclosed or incorporated by reference in the Prospectus;

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                (q) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and

                (r) other than the registration rights granted to certain holders of approximately 25,000 shares of common stock of the Company, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities in any registration statement filed by the Company under the Securities Act.

        5. The Company covenants and agrees with each of the several Underwriters as follows:

                (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b);

                (b) to furnish to each Representative and counsel for the Underwriters, at the expense of the Company, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

                (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

                (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to

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        prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

                (e) so long as the Underwriters are required by law to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities, if any event shall occur as a result of which it is necessary in the opinion of counsel for the Company and of counsel for the Underwriters to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary in the opinion of such counsel to amend or supplement the Prospectus to comply with applicable law, the Company shall promptly prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law;

                (f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to comply with such laws as to permit the continuance of sales and dealings in such jurisdictions until the earlier of (i) one year after the date of this Agreement and (ii) as long as may be necessary to complete the distribution of such securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits other than those arising out of the offering of the Securities or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

                (g) to make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

                (h) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

                (i) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated pursuant to the terms of this Agreement, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and

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        delivery of the Securities, including any expenses of the Trustee and any transfer or other taxes payable in connection with the issuance, sale or delivery of the Securities to the Underwriters, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc. (the "NASD"), (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; (viii) the cost and charges of any transfer agents, registrars and depositories; and
        (ix) the fees and expenses, if any, incurred in connection with the deposit of the Global Notes with The Depository Trust Company.

        6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

                (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

                (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor
                shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii) there shall not have occurred any change, or any
                development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse as to make it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus;

                (b) the Underwriters shall have received on the Closing Date a certificate, dated that Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (c)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of its conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers of the Company delivering such certificate may rely upon the best of their knowledge as to proceedings threatened;

                (c) the Underwriters shall have received on the Closing Date an opinion of Ivan D. Meyerson, Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                        (i) the Company is a corporation duly organized, validly
                existing and in good standing under the laws of the state of Delaware with the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus;

                        (ii) the Company is duly qualified to transact business
                as a foreign corporation and is in good standing in the State of California and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (iii) the Significant Subsidiary is a corporation duly
                incorporated, existing and in good standing under the laws of the state of its incorporation with the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus;

                        (iv) the Significant Subsidiary is duly qualified to
                transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (v) the statements in the Company's most recent Annual
                Report on Form 10-K under the caption "Legal Proceedings" as amended and/or supplemented by the statements regarding legal proceedings in the Company's Current Reports on Form 8-K and Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, in each case insofar as such statements purport to summarize legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents or proceedings in all material respects;

                        (vi) each document incorporated by reference in the
                Registration Statement or Prospectus, when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and the Registration Statement, as of the date of filing of the Annual Report of the Company on Form 10-K for the year ended March 31, 2001, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, except that in each case such counsel does not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement and, except to the extent expressly stated in paragraph 6(e)(v), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus;

                        (vii) the execution and delivery by the Company of each
                of the Operative Instruments, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (A) conflict with the charter or by-laws of the Company, (B) violate or conflict with, or result in any contravention of, any applicable law, (C) to the best of such counsel's knowledge, constitute a violation of, or a breach or default under the terms of any agreement, contract, bond, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (D) to the best of such counsel's knowledge, violate or conflict with or result in any contravention of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except for a violation, conflict or contravention which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, (E) to the best of such counsel's knowledge, do not and will not result in the imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries, pursuant to the terms of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties is bound, except for any liens, charges or encumbrances which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of, the Company and its subsidiaries taken as a whole;

                        (viii) no governmental approval, which has not been
                obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of each of the Operative Instruments by the Company or the consummation by the Company of the transactions contemplated thereby. Such counsel may state that "applicable laws" means the DGCL and those laws, rules and regulations of the State of California and the federal laws of the United States of America, in each case, which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the other Operative Instruments (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the NASD), without our having made any special investigation as to the applicability of any other law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; "governmental authorities" means any court, regulatory body, administrative agency or governmental body of the State of California or the United States of America having jurisdiction over the Company under "applicable laws"; and "governmental approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any "governmental authority" required to be made or obtained by the Company pursuant to "applicable laws", other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by this Agreement and the other Operative Instruments or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties;

                        (ix) to the best of such counsel's knowledge, there are
                no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) which are required to be described in the documents incorporated by reference in the Registration Statement and Prospectus and are not so described or (ii) which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or in the power or ability of the Company to perform its obligations under the Operative Instruments or to consummate any of the transactions contemplated by any of the Operative Instruments. In rendering such opinion such counsel may state that such counsel expresses no opinion or comment with respect to the "Accounting Litigation" described under the caption "Legal Proceedings" in the Prospectus other than as set forth in the last paragraph under "Financial Review - Legal Proceedings - Accounting Litigation" in the Prospectus. To the best of such counsel's knowledge, there are no contracts or other documents that are required to be described in the documents incorporated by reference in the Registration Statement and Prospectus or to be filed as exhibits to such incorporated documents that are not described or filed as required; and

                        (x) the Registration Statement was declared effective
                under the Securities Act on June 30, 1998. The Company has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                In addition such counsel shall state that such counsel or his representatives have participated in the preparation of the Registration Statement and Prospectus and the documents filed by the Company with the Commission and incorporated by reference therein and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and Prospectus, the documents filed by the Company with the Commission and incorporated by reference therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except as otherwise indicated above), on the basis of the foregoing, such counsel shall state that no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1. In addition, in rendering such opinion, such counsel shall state that such opinion is limited to matters arising under the laws of the State of California, the DGCL and the federal laws of the United States of America.

                Such opinion delivered on closing date may contain such qualifications and assumptions normally contained in such opinions in similar transactions;

                (f) the Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date, to the effect that:

                        (i) the Company has been duly incorporated and is
                validly existing and in good standing under the laws of the State of Delaware;

                        (ii) the statements in the Prospectus under the caption
                "Description of Debt Securities" and "Description of Notes" insofar as such statements purport to summarize certain provisions of the Securities and Indenture fairly summarize such provisions in all material respects;

                        (iii) this Agreement has been duly authorized, executed
                and delivered by the Company;

                        (iv) the Indenture has been duly authorized, executed
                and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (b) such counsel may state that they express no opinion (i) as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby, (ii) as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and
                (iii) as to the enforceability of the Indenture or the Securities to the extent it provides for interest on interest, interest in violation of the usury laws or waiver of the usury laws;

                        (v) the Securities have been duly authorized and
                executed by the Company and, when issued and delivered by the Company against payment therefore in accordance with the terms of the Indenture, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) such counsel may state that they express no opinion (i) as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby, (ii) as to the enforceability of any rights to contribution or indemnification which may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and (iii) as to the enforceability of the Indenture or the Securities to the extent it provides for interest on interest, interest in violation of the usury laws or waiver of the usury laws;

                        (vi) the execution and delivery by the Company of each
                of the Operative Instruments and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (a) conflict with the charter or by-laws of the Company, or (b) violate or conflict with, or result in any contravention of, any applicable law;

                        (vii) no governmental approval, which has not been
                obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution and delivery of each of the Operative Instruments by the Company or the consummation by the Company of the transactions contemplated thereby. Such counsel may state that "applicable laws" means the DGCL and those laws, rules and regulations of the State of California, the State of New York, and the federal laws of the United States of America, in each case, which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the other Operative Instruments (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and the rules and regulations of the NASD), without our having made any special investigation as to the applicability of any other law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; "governmental authorities" means any court, regulatory body, administrative agency or governmental body of the State of California or the State of New York or the United States of America having jurisdiction over the Company under "applicable laws"; and "governmental approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any "governmental authority" required to be made or obtained by the Company pursuant to "applicable laws", other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by this Agreement and the other Operative Instruments or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties;

                        (viii) the Company is not, and after giving effect to
                the issuance of the Securities and the application of the proceeds as described under the caption "Use of Proceeds" in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act; and

                        (ix) the Prospectus, as supplemented by the Prospectus
                Supplement, as of the date of the Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that such counsel does not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom, or the exhibits to the Registration Statement, and, except to the extent expressly stated in paragraph 6(f)(ii), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

                In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel may state that they did not participate in the preparation of the documents incorporated by reference in the Registration Statement or Prospectus but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Such counsel may state that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except as otherwise indicated above). On the basis of the foregoing, such counsel shall state that no facts have come to such counsel's attention that have led such counsel to believe that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1. In addition, in rendering such opinion, such counsel may state that such opinion is limited to matters arising under the laws of the State of California, the State of New York, the DGCL and the federal laws of the United States of America.

                Such opinion delivered on the Closing Date may contain qualifications and assumptions normally contained in such opinions in similar transactions;

                (g) you shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                (h) the Underwriters shall have received, on each of the date hereof and on the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the independent auditors for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof; and

                (i) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

        7. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the

Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter or any person controlling an Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(e) hereof.

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (in each case as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any preliminary prospectus or any amendments or supplements thereto.

        (c) In case any proceeding (including any government investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7 such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriters and all persons, if any, who control the Underwriters within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold pursuant to this Agreement exceeds the amount of any damages which such Underwriter would have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        8. This Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

        9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

        11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule II hereto. Notices to the Company shall be given to it at McKesson Corporation, One Post Street, San Francisco, California 94104, (facsimile: (415) 983-8826); Attention: Treasurer.

        13. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

                                        Very truly yours,

                                        MCKESSON CORPORATION

                                        By: /s/ WILLIAM R. GRABER
                                            ------------------------------------
                                            Name:  William R. Graber
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

Accepted: January 24, 2002

J.P. MORGAN SECURITIES INC.

Acting severally on behalf of
itself and the several
Underwriters listed in Schedule II
hereto.

By: J.P. MORGAN SECURITIES INC.



By: /s/ ROBERT OSIESKI
    ------------------------------------
    Name:  Robert Osieski
    Title: Vice President

                                                                      SCHEDULE I

       Representatives:              J.P. Morgan Securities Inc.
                                     Banc of America Securities LLC



       Underwriting Agreement        January 24, 2002
       dated:


       Registration Statement        333-50985, 333-50985-01, 333-50985-02 and
       Nos.:                         333-50985-03


       Title of Securities:          7  3/4% Notes due 2012



       Principal amount:             $400,000,000



       Price to Public:              99.485% of the principal amount of the Securities.

       Purchase Price:               98.835% of the principal amount of the Securities.

       Indenture:                    Indenture dated as of January 29, 2002 between the
                                     Company and The Bank of New York, as Trustee.


       Maturity:                     February 1, 2012


       Interest Rate:                7 3/4% per annum

       Interest Payment Dates:       February 1 and August 1.


       Optional Redemption           The notes may be redeemed, at the Company's
       Provisions:                   option, in whole or in part, at a redemption price
                                     equal to the greater of (i) 100% of the
                                     principal amount of the notes to be
                                     redeemed or (ii) the sum of the present
                                     values of the remaining scheduled payments
                                     of principal and interest thereon (not
                                     including any portion of those payments of
                                     interest accrued as of the date of
                                     redemption) discounted to the date of
                                     redemption on a semi-annual basis (assuming
                                     a 360-day year consisting of twelve 30-day
                                     months) at the Adjusted Treasury Rate (as
                                     defined in the Prospectus) plus 30 basis
                                     points and, in each case, accrued interest
                                     thereon to the date of redemption.

       Sinking Fund Provisions:      None

       Other Provisions:             None

       Closing Date and
       Time of Delivery:             January 29, 2002.  10:00 a.m.

       Closing Location:             Simpson Thacher & Bartlett
                                     425 Lexington Avenue
                                     New York, New York  10017

       Address for Notices           J.P. Morgan Securities Inc.
       to Underwriters:              Attn:  Transaction Execution Group
                                     270 Park Avenue, Ninth Floor
                                     New York, New York  10017
                                     Fax: (212) 834-6702

                                                                     SCHEDULE II

                                                      Principal Amount of
                                                        Securities to be
Underwriter                                                Purchased
- -----------                                           --------------------
J.P. Morgan Securities Inc. ........................  $ 140,000,000

Banc of America Securities LLC. ....................  $ 120,000,000

Banc One Capital Markets, Inc. .....................  $  28,000,000

Credit Suisse First Boston Corporation..............  $  28,000,000

Lehman Brothers Inc. ................................ $  28,000,000

TD Securities (USA) Inc. ...........................  $  28,000,000

First Union Securities, Inc. .......................  $  28,000,000
                                                      -------------

                                                Total $ 400,000,000